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                                                                    EXHIBIT 3.47



                          CERTIFICATE OF INCORPORATION

                                       OF

                                 A.T. TWO, INC.


          FIRST:  The name of the Corporation is A.T. Two, Inc.
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          SECOND:  The registered office of the Corporation in the State of
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Delaware is located at 100 West Tenth Street in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The principal place of business of the Corporation is 2205 Fifth Street Road, Huntington, West Virginia 25701.

          THIRD:  The purposes for which it is formed are:  To construct and
          -----
operate coal loading terminals.

          To engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Delaware.

          To purchase or otherwise acquire, lease as leasee, invest in, hold, use, lease as lessor, encumber, sell, exchange, transfer, and dispose of property of any description or any interest therein.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and tradenames, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange,
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transfer, mortgage, pledge, or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To purchase or otherwise acquire all or any part of the business, good will, rights, property and assets, and to assume all or any part of the liabilities of any corporation, association, partnership or individual engaged in any business in which any corporation organized under the General Corporation Law of the State of Delaware is entitled to engage.
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          To borrow money, and issue, sell, and pledge its notes, bonds, and other evidences of indebtedness, and secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, and guarantee or secure obligations of any person.

          To purchase, hold, sell and transfer the shares of its own capital stock to the extent permitted by law but no such purchase may be made when there is reasonable ground for believing that the corporation is unable, or, by such purchase, may be rendered unable to satisfy its obligations and liabilities.

          To conduct its business, and to have and maintain one or more offices, within and without the State of Delaware and in all other states and territories, in the District of Columbia, in all dependencies, colonies, or possessions of the United States of America and in foreign countries; and to purchase, or otherwise acquire, hold, own, equip, improve, manage, operate, promote, finance, sell, convey, mortgage or otherwise dispose of real and personal property in all such states and places, to the extent that the same may be permissible under the laws thereof.

          To carry on other lawful business and to do any and every thing necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or all of the objects hereinbefore enumerated or incidental to the powers herein named or for the enhancement of the value of the properties of the corporation or which shall at any time appear conducive thereto or expedient, either as holder of, or as
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interested in, any property or otherwise; to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations organized under its General Corporation Law or under any act amendatory thereof, supplemental thereto or substituted therefor.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          FOURTH:  The total number of shares of stock which the Corporation is
          ------
authorized to issue is ONE THOUSAND (1,000) shares of Common Stock, without par value.

          FIFTH:  The holders of the Common Stock shall, as such, have the
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right, pro rata, according to their total respective holdings of Common Stock and on such terms and conditions as the Board of Directors may determine, to purchase or subscribe for any of the authorized but unissued shares of Common Stock which the Corporation may hereafter issue; provided, however, that any such right to purchase or subscribe for any such shares of Common Stock or any such obligation shall be nontransferable.

          SIXTH:  The incorporator is Frank J. Smith, Jr., whose mailing address
          -----
is 2500 Elm Street, Ashland, Kentucky 41101.

          SEVENTH:  Subject to the limitations imposed by this Article SEVENTH,
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the business affairs of the Corporation shall be
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managed by the Board of Directors, and the Directors need not be elected by ballot unless required by the By-laws of the Corporation.

          The following powers shall not be vested in the Directors but shall be reserved in and exercised only by the Stockholders of the Corporation:

          A.   The power to declare dividends.

          B. The power to borrow money and/or to mortgage, pledge or otherwise encumber assets of the Corporation.

          C. The power to sell all or substantially all of the assets of the Corporation or to merge, consolidate or to liquidate the Corporation.

          D.  The power to amend the By-laws of the Corporation.

          E. The power to grant proxies to vote shares of stock owned or held by the Corporation.

          F. The power to guarantee debts or obligations of any other person, corporation or other entity.

              EIGHTH:  The names of the persons who are to serve as Directors of
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the Corporation until the first annual meeting of the Stockholders, or until their successors are elected and qualified, and their mailing addresses are as follows:

John B. Kebblish              243 Bellefonte Circle
                              Ashland, Kentucky 41101

R. Rex Jones                  2607 Hayslette Avenue
                              Hurricane, West Virginia 25526

Richard L. Saunders           101 India Drive
                              Russell, Kentucky 41169
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          NINTH:  Subject to the restrictions that the number of Directors shall
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not be less than three (3), or such larger number as from time to time may be required by the laws of the State of Delaware the number of Directors may be fixed from time to time by the By-Laws of the Corporation.

          TENTH:  The private property of the Stockholders of the Corporation
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shall not be subject to the payment of any of the debts or liabilities of the
Corporation.

          ELEVENTH:  The Corporation reserves the right to amend or repeal any
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provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

          I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this Certificate of Incorporation, do certify that the facts herein stated are true and, accordingly, have hereto set my hand and seal this 5th day of March A. D., 1984.

                                               /s/ Frank J. Smith, Jr.
                                              ----------------------------------
                                              Frank J. Smith, Jr.
                                              Incorporator


                                              RECEIVED FOR RECORD
                                                  Mar 6 1984
                                              Leo J. Dugan, Jr., Recorder
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          A. T. Two, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED: That it is declared advisable to amend the Certificate of Incorporation of this corporation by changing Article First so that, as amended, said article shall be read as follows:

          "The name of the corporation shall be James River Coal Terminal Company."


          FURTHER RESOLVED: That the Certificate of Incorporation be amended further to delete the name A. T. Two, Inc. wherever same shall appear and substitute therefor the name James River Coal Terminal Company.

          SECOND: That in lieu of a meeting and vote of stockholder of corporation, the stockholder thereof has given unanimous written consent to said amendment in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, said A. T Two, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Marc R. Solochek, its Vice President, and attested by Roy F. Layman, its Assistant Secretary, this 5th day of April A. D., 1984.

ATTEST:                             A. T. TWO, INC.

/s/ Roy F. Layman                   /s/ Marc R. Solochek
---------------------               ----------------------------
Roy F. Layman                       Marc R. Solochek
Assistant Secretary                 Vice President


(S E A L)


STATE OF WEST VIRGINIA   )
                         ) SS:
COUNTY OF CABELL         )

     BE IT REMEMBERED that on this 5th day of April, 1984, personally came before me Marc R. Solochek of A. T. Two, Inc., a corporation of the State of Delaware, party to the foregoing indenture, known to me to be his own act and deed and the act and deed of said corporation; that the signature of the Vice President is his own proper handwriting; and that the seal affixed is the common or corporate seal of the said corporation; and that his act of sealing, executing and delivering said indenture was duly authorized by resolution of the Directors and Sole Stockholder of the said corporation.

          Given under my hand and seal of office the day and year aforesaid.

                                    /s/ Wanda Bluebaum
                                    -----------------------------
                                    Notary Public



           My commission expires    /s/ Wanda Bluebaum
                                    -----------------------------
                                       Commission for West Virginia
                                    My Commission expires November 12, 1990

                                    RECEIVED FOR RECORD
                                        Apr 19 1984
                                    LEO J. DUGAN, Jr., Recorder